SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 28, 2015 (September 25, 2015)

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-030061	95-4557538

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, New York City, New York 10017, United States of America

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: +31.20.653.5916

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2015, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Elephant Talk Communications Corp. (the “Company”), the Board appointed Roderick de Greef to fill the vacancy created by the resignation of Mr. Geoffrey Leland and Mr. de Greef accepted such appointment. Mr. de Greef shall replace Mr. Carl Stevens as the Chairman of the Audit Committee and also serve as a member of the Nominating and Corporate Governance Committee and the Compensation Committees

Mr. de Greef previously served as a director of the Company from January 2008 to October 2011. Mr. de Greef currently is a partner of MedTech Advisors, Inc., a strategic and financial consulting firm. From November 2013 to Jan 2015, Mr. de Greef served as the president and sole director of Cambridge Cardiac Technologies, Inc. a privately held successor to Cambridge Heart, Inc. From November 2003 to May 2013, Mr. De Greef served as a director, member of the Audit Committee and chairman of the Compensation Committee of Endologix, Inc. – (NASDAQ:ELGX), a developer of minimally invasive, AAA stents. From January 2000 to October 2013, Mr. de Greef served as a director of BioLife Solutions, Inc. (NASDAQ:BLFS), a developer of cryopreservation solutions for the regenerative medicine industry. From November 2008 to October 2013, Mr. de Greef was the chairman of the board of Cambridge Heart, Inc. (OTCBB – CAMH), a manufacturer of non--invasive diagnostic cardiology products. Mr. de Greef has extensive experience in corporate finance and the business world in general as well as serving as an officer and director of public companies.  Mr. de Greef is also independent and qualifies as an audit committee financial expert.  As such, we believe that Mr. de Greef is qualified to serve as a director and Chairman of the Audit Committee of the Company.

As compensation for his service as a director, Mr. de Greef will receive an annual retainer of $ 105,000, to be paid quarterly in arrears. At the beginning of each fiscal quarter, Mr. de Greef may elect to receive his compensation in cash or in shares of the Company’s common stock. For the first year of service a minimum of 50% conversion of cash in shares is obligatory. The conversion price of the shares will be at a discount to the then-current market price of the Company’s common stock, which is currently set at 25% of the average closing price of the Company’s common stock for the last 10 trading days of the most recently completed fiscal quarter.

Since the beginning of the Company’s last fiscal year, Mr. de Greef has not been a party to any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, or in which any related person of Mr. de Greef had or will have a direct or indirect material interest.

Item 9.01 Exhibits

(d) Exhibits

Exhibit
No.	Description
99.1	Press Release announcing appointment of Mr. de Greef dated September 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2015	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel

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